UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

HCi Viocare
Exact name of registrant as specified in its charter

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.

Tharawat Holdings

On July 28, 2017 the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission disclosing a Joint Venture Agreement between HCi Viocare Clinics UK Limited ( a wholly owned subsidiary of the Company) and Tharawat Holdings Company ("Tharawat"), a company incorporated under the laws of Saudi Arabia.  The purpose of the Joint Venture agreement was to set up a network of Prosthetics and Orthotics centres throughout the Middle East through the the formation of a jointly owned company in the Kingdom of Saudi Arabia.

To date, the Company and Tharawat have not concluded the formation of the contemplated corporation in the Kingdom of Saudi Arabia.  Effective January 25 2018, Tharawat Holdings and HCi Viocare, have mutually agreed the formation of the JV that was originally contemplated is no longer a strategic priority and have terminated the Joint Venture Agreement.

Management of the Company and Tharawat may re-evaluate a relationship at a future date.

Presently the Company will direct all currently available resources to the advancement and commercialization of its various technologies.

SECTION 8. OTHER EVENTS

Item 8.01 Other Events

On January 31, 2018 the Company announced that it will commence development of its own proprietary Blockchain based system for handling sensitive client records in its flagship Prosthetics and Orthotics clinic in Scotland.  Furthermore, the team plans to develop a proprietary Blockchain based system for handling and storing the data produced from the medical applications of its FlexisenseTM technology.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated January 31, 2018	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: January 31, 2018	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director

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